UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into a Material Definitive Agreement.

On March 13, 2019, BioLife Solutions, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Astero Bio Corporation, a Delaware corporation (“Astero”), the stockholders of Astero set forth in Annex I of the Purchase Agreement (collectively, the “Sellers”, and together with the Company, the “Seller Parties”), and Timothy C. Bush, in the capacity of the representative of the Sellers (the “Seller Representative”) in accordance with the Purchase Agreement, pursuant to which the Company will purchase from the Sellers one hundred percent (100%) of the issued and outstanding capital shares or other equity interests of Astero (the “Acquisition”).

In connection with the Acquisition, the Company will pay to the Sellers (i) a base payment in the amount of $12,500,000, consisting of (x) an initial cash payment of $8,000,000 (the “Initial Cash Payment”) payable at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), subject to adjustment for net working capital, net debt and net cash and transaction expenses, and (y) a deferred cash payment of $4,500,000 (subject to an escrow holdback) payable upon the earlier of Astero meeting certain product development milestones or one year after the date of the Closing (the “Product Milestone Payment”), and (ii) earnout payments in calendar years 2019, 2020 and 2021 of up to an aggregate of $3,500,000, which shall be payable to Sellers upon Astero achieving certain specified revenue targets in each year and a separate earnout payment of up to $5,000,000 for calendar year 2021 which shall be payable to Sellers upon Astero achieving a cumulative revenue target over the three-year period from 2019 to 2021 (such amounts, collectively, the “Purchase Price”). The obligations of the parties to consummate the Acquisition is subject to customary closing conditions. In addition, as a condition to the Closing, the Company will enter into employment agreements with certain Sellers, Timothy C. Bush, Samuel Kent and Brian Schryver pursuant to which each will continue to work on the Astero line of products.

The Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including, among other reasons, by written notice by either the Company or the Seller Representative if the Closing has not occurred on or prior to April 30, 2019.

If the Purchase Agreement is terminated, all further obligations of the parties under the Purchase Agreement (except for certain obligations related to publicity, confidentiality, no trading, fees and expenses, termination and general provisions) will terminate, and no party to the Purchase Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Purchase Agreement prior to termination. There are no termination fees in connection with the termination of the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: March 19, 2019	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer